UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2009, Virtusa Corporation (the “Company”) purchased multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling and to minimize volatility in Indian rupee denominated expenses.  The U.S dollar contracts have an aggregate notional amount of approximately 314 million Indian rupees (approximately $6.3 million) and an average settlement rate of 50.09 Indian rupees per U.S. dollar. The U.K. pound sterling contracts have an aggregate notional amount of approximately 79 million Indian rupees (approximately £1.0 million) and have an average settlement rate of 80.56 Indian rupees per U.K. pound sterling.  These contracts will expire at various dates during the period ending on June 30, 2011.  Upon expiration, the Company will be obligated to settle these contracts based upon the Reserve Bank of India published Indian rupee exchange rates.  Based on the U.S. dollar to U.K. pound sterling spot rate on July 10, 2009 of $1.63, the blended weighted average Indian rupee rate associated with both the U.S. dollar and U.K. pound sterling contracts would be approximately 49.50 Indian rupees per U.S. dollar.  Such blended weighted average Indian rupee rate is subject to change, to the extent of any appreciation or depreciation in the U.K. pound sterling against the U.S. dollar, as compared to the spot rate listed above. Because these foreign currency forward contracts are designed to reduce volatility in the Indian rupee exchange rates, they not only reduce the negative impact of a stronger Indian rupee but also reduce the positive impact of a weaker Indian rupee, on the Company’s Indian rupee denominated expenses.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Variable Cash Compensation Plan

On July 14, 2009, the Company’s Board of Directors, on recommendation and approval of the Company’s Compensation Committee, adopted the FY2010 Virtusa Corporation Executive Variable Cash Compensation Bonus Plan, or VCCP.  The VCCP is designed to reward the Company’s named executive officers and other executives upon the achievement of annual revenue and operating income goals, as approved in advance by the Company’s Compensation Committee and Board of Directors.  Under the VCCP, the Company measures actual annual revenue and operating income against the annual bonus targets, with 60% of each named executive officer’s bonus tied to achievement of the Company’s fiscal 2010 revenue target and 40% tied to achievement of the Company’s fiscal 2010 operating income.   The target payouts under the VCCP for the Company’s named executive officers are as follows:

Kris Canekeratne	$175,000 (58% of base salary)
Chief Executive Officer

Thomas Holler	$105,000 (50% of base salary)
Executive Vice President and Chief Operating Officer

Roger Keith Modder	$66,000 (40% of base salary)
President, Asia, Executive Vice President, Client Services

Raj Rajgopal	$150,000 (60% of base salary)
Executive Vice President, Business Development and Global Services

Ranjan Kalia	$100,000 (50% of base salary)
Senior Vice President And Chief Financial Officer Secretary and Treasurer

In addition, the VCCP provides for bonus adjustments of up to (i) 175% for Mr. Kris Canekeratne (ii) 160% for Mr. Thomas Holler and (iii) 145% for each of Messrs. Keith Modder, Raj Rajgopal and

Ranjan Kalia, in each case, of the applicable target bonus amount if the Company exceeds the VCCP target revenue by 8.6% and operating profit thresholds by 14.3% (pro-rated accordingly), and down to 25% of the applicable target bonus payout, if, and to the extent, that the Company’s actual revenue and operating income fell short of the target operating income and revenue thresholds by no more than 5.7% for revenue and 5.6% for operating income (pro-rated down to the minimum threshold).   No bonus would be payable under the VCCP if the minimum revenue and operating income targets are not achieved.   All bonus payments under the VCCP (if any) are made within 75 days of the end of the Company’s fiscal year.

The foregoing is a summary of the terms of the FY2010 Virtusa Corporation Executive Variable Cash Compensation Bonus Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached hereto as Exhibit 10.1.

Severance and Control Agreements with Messrs. Rajgopal and Kalia

In addition, on July 15, 2009, on approval of the Company’s Compensation Committee and Board of Directors, the Company entered into executive agreements with each of Mr. Raj Rajgopal, the Company’s executive vice president, business development and global services and Mr. Ranjan Kalia, the Company’s senior vice president and chief financial officer, secretary and treasurer. The executive agreements provide for potential payments to each of Messrs. Rajgopal and Kalia upon termination of employment by the Company other than for cause or by the executive for good reason, or a change in control of the Company.

The executive agreements with Messrs. Rajgopal and Kalia provide that if the Company terminates such executive’s employment other than for cause, or if such executive terminates his employment for good reason, the executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

•	50% of the annual base salary for such executive officer; and

•	a prorated share of the annual bonus, if any, which such executive officer would have earned in the year in which the termination of employment occurs.

In addition, upon any such termination, Messrs. Rajgopal and Kalia are entitled to continued health benefits for six months.   In the event of a termination of employment other than for cause or for good reason within 12 months following a change in control, all unvested equity awards held by such executive officer also become fully-vested and immediately exercisable. Cause is defined under the executive agreements to include willful misconduct or non-performance of duties, certain violations of Company policies, the commission of a felony or misdemeanor involving moral turpitude and the failure to cooperate in certain internal or other investigations. Good reason includes a material reduction in the executive’s annual base salary or targeted annual cash compensation, a substantial diminution of the executive’s responsibility or authority or a more than 50 mile relocation of the executive’s primary business location.

The foregoing benefits are subject to the execution of a general release by the executive officer.

In addition, the terms of the executive agreements with Messrs. Rajgopal and Kalia provide that the equity awards granted to each such executive officer will have their vesting accelerated by 12 months upon any change in control, regardless of whether there is a subsequent termination of employment.

The foregoing is a summary of the terms of the Executive Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective Executive Agreements with Messrs. Rajgopal and Kalia, which are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits

10.1	FY2010 Virtusa Corporation Executive Variable Cash Compensation Bonus Plan
10.2	Executive Agreement between the Registrant and Raj Rajgopal, dated as of July 15, 2009
10.3	Executive Agreement between the Registrant and Ranjan Kalia, dated as of July 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: July 15, 2009	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	FY2010 Virtusa Corporation Executive Variable Cash Compensation Bonus Plan

10.2	Executive Agreement between the Registrant and Raj Rajgopal, dated as of July 15, 2009

10.3	Executive Agreement between the Registrant and Ranjan Kalia, dated as of July 15, 2009